UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 31, 2005

TITAN INTERNATIONAL, INC.
(Exact name of Registrant as specified in its Charter)

Illinois	1-12936	36-3228472
(State of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2701 Spruce Street, Quincy, IL 62301
(Address of principal executive offices, including Zip Code)

(217) 228-6011
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filling is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THIS REPORT

Item 5.02  DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS

Ernest J. Rodia has joined Titan International, Inc. as Executive Vice President and Chief Operating Officer (COO), the company’s Board of Directors announced. The appointment is effective November 1, 2005. The Board of Directors appoints this position annually, as with all officer positions.
After an extensive career with Goodyear Tire and Rubber Company, Rodia retired as vice president of global engineering and manufacturing technology in December 2003. He began with Goodyear in 1966 as a squad trainee in Akron, Ohio, and held positions in engineering, manufacturing and leadership roles. In 1972, Rodia was a member of the start-up design team for Goodyear’s entry into radial tires and has directed tire manufacturing for the company’s Europe and Asia markets. After a short retirement, Rodia rejoined Goodyear as plant manager of the Kelly-Springfield/Goodyear Farm Tire plant in Freeport, Illinois. He earned a mechanical engineering degree from Virginia Polytechnic Institute and a management degree from Harvard University. Rodia, who is 62, has signed a three year contract with standard terms and conditions and normal company benefits.
A press release announcing this appointment was made on October 31, 2005. The press release is attached as exhibit 99.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

99	Titan International, Inc.’s press release dated October 31, 2005, regarding Rodia named Titan Executive Vice President and COO

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TITAN INTERNATIONAL, INC.
(Registrant)

Date:	October 31, 2005	By:	/s/ Kent W. Hackamack
Kent W. Hackamack
Vice President of Finance and Treasurer
(Principal Financial Officer and
Principal Accounting Officer)

EXHIBIT INDEX

Exhibit No.	Description

99	Titan International, Inc.’s press release dated October 31, 2005, regarding Rodia named Titan Executive Vice President and COO